AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

                  AMENDMENT NO. 2 (this "Amendment") dated as of December 20, 2002 by and between United Industrial Corporation, a Delaware corporation, and Richard R. Erkeneff.


                            W I T N E S S E T H :
                            - - - - - - - - - -


                  WHEREAS, the parties hereto are parties to that certain Employment Agreement dated December 8, 1998, as amended pursuant to Amendment No. 1 thereto dated June 1, 2001 (the "Employment Agreement"), and they desire to further amend the Employment Agreement as provided herein.

                  NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

                   1. Section 2 of the Employment Agreement is hereby amended in its entirety to read as follows:

                  "2. Term; Termination.

                  (a) Subject to Employee being employed by Employer as its Chief Executive Officer on December 31, 1998, the employment of Employee hereunder shall be effective and shall commence on January 1, 1999 (the "Effective Date") and shall terminate as of the close of business on July 31, 2003; provided, that Employer shall have the right to extend the termination date of the employment of Employee hereunder for a period not to exceed five months upon at least 60 days prior written notice to Employee. The date upon which the employment of Employee hereunder terminates is referred to herein as the "Termination Date". The period from the Effective Date through the Termination Date is referred to herein as the term of this Agreement.

                  (b) Upon the Termination Date or at any time thereafter, at the request of the Board of Directors of Employer, Employee shall resign as a director of Employer."

                  2. Section 4(a)(i) of the Employment Agreement is hereby amended in its entirety to read as follows:


                  "(i) Employee shall receive a salary at the rate of (x) four hundred forty thousand dollars ($440,000) per annum, commencing as of the Effective Date and until June 30, 2001, (y) five hundred twenty-eight thousand dollars ($528,000) per annum commencing as of July 1, 2001 and until December 31, 2002, and (z) seven hundred ninety two thousand dollars ($792,000) per annum, commencing as of January 1, 2003 and until the Termination Date, in each case payable in accordance with Employer's normal payroll practices. Such salary shall be subject to annual review by Employer's Board of Directors and, at the discretion of the Board, may be increased, but not decreased below such amount. Employee shall also be eligible to receive a 2002 annual bonus as may be granted by Employer's Board of Directors pursuant to Employer's Performance Sharing Plan ("PSP") formula, but is not eligible to receive a PSP bonus for services in 2003.

                   3. Section 4(b) of the Employment Agreement is hereby amended in its entirety to read as follows:

                  "(b) Employee Benefit Plans. During the term of this Agreement, Employee shall be eligible to participate in any life insurance, medical, retirement, pension or profit-sharing, disability or other benefit plans or arrangements now or hereafter generally made available by Employer or AAI to executive employees of Employer or AAI to the extent Employee qualifies under the provisions of any such plans. Subject to the foregoing, Employer and AAI shall have the right to change insurance companies and modify insurance policies covering employees of Employer and AAI. Employer agrees to provide (or to cause AAI to provide) medical coverage to Employee after retirement at age 67 consistent with such coverage then provided to Employer's executive employees under Employer's plan. Such coverage shall be provided either through Employer's or AAI's plan or a private plan, at Employer's option, but only if and to the extent Employee does not receive such coverage from another source."

                  4. Except as amended hereby, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  5. This Amendment may be executed in one or more counterparts, each which shall constitute an original and all of which together shall constitute one agreement.

                  6. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

                  IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed by the parties hereto as of the day and year first above written.

                                  UNITED INDUSTRIAL CORPORATION


                                  By:  /s/ James H. Perry
                                  ---------------------------------------------
                                  Name: James H. Perry
                                  Title: Vice President

                                  /s/ Richard R. Erkeneff
                                  ---------------------------------------------
                                  RICHARD R. ERKENEFF

                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

     AMENDMENT NO. 3 (this "Amendment") dated as of December 20, 2002 by and between United Industrial Corporation, a Delaware corporation, and Richard R. Erkeneff.


                              W I T N E S S E T H :
                               - - - - - - - - - -


                  WHEREAS, the parties hereto are parties to that certain Employment Agreement dated December 8, 1998, as amended pursuant to Amendment No. 1 thereto dated as of June 1, 2001 and Amendment No. 2 thereto dated as of December 20, 2002 (the "Employment Agreement"), and they desire to further amend the Employment Agreement as provided herein.

                  NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

         1. Section 4(a)(ii) of the Employment Agreement is hereby amended by replacing the first paragraph thereof with the following:

         "If during the term of this Agreement Employee's employment ceases for any reason other than "for cause," death, disability or Employee's voluntary departure (other than for "Good Reason" as defined below), Employee shall be entitled to continue to receive his salary at the rate of $792,000 per year through July 31, 2003, payable in accordance with the normal payroll practices of Employer."

         2. Except as amended hereby, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         3. This Amendment may be executed in one or more counterparts, each which shall constitute an original and all of which together shall constitute one agreement.

         4. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of laws principles.



                               [Signatures Follow]

                  IN WITNESS WHEREOF, this Amendment No. 3 has been duly executed by the parties hereto as of the day and year first above written.

                                             UNITED INDUSTRIAL CORPORATION


                                            By:  /s/ James H. Perry
                                            ------------------------------------
                                            Name:  James H. Perry
                                            Title:  Vice President

                                            /s/ Richard R. Erkeneff
                                            ------------------------------------
                                            RICHARD R. ERKENEFF